EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT


Agreement dated this first day of October, 1998, by and between Able Telcom Holding Corp., with its address at 1601 Forum Place, Suite 1110, West Palm Beach, Florida, 33401, ("Employer"), and Billy Ray, 2919 Truitt Drive, Burlington, NC 27215 ("Employee").

                                  WITNESSETH:

WHEREAS, Employer is engaged in the telephone and telecommunication installation and service, and manufacture sale and installation of highway signs and traffic control products.

WHEREAS, Employer desires to employ Employee as the Vice President, Treasurer & Mergers and Acquisitions of Employer.

WHEREAS, Employer desires to avail itself of the services of the Employee in order that his knowledge and ability may be utilized in the conduct and development of the business and affairs of Employer.

WHEREAS, Employee has evidenced his willingness to enter into an employment agreement with respect to his employment by Employer, pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, is consideration of the foregoing and mutual promises and covenants herein contained, it is agree as follows:

1. EMPLOYMENT: DUTIES

Employer hereby employs Employee as the Vice President, Treasurer & Mergers and Acquisitions of Employer. Subject at all times to the direction of the Board of Directors and C.E.O. of Employer, Employee shall be in charge of the overall business operations of the Employer and the performance of such services and duties as the Board of Directors and C.E.O. shall determine. However, the duties and responsibilities assigned to the Employee during the term of employment shall be substantially similar in type and character to those ordinarily assigned to and performed by persons employed as Vice President, Treasurer & Mergers and Acquisitions by corporations carrying on a business similar to Employer.

2. FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agrees that during the term of this Agreement, Employee shall devote all of his business time, attention and energies to the business of Employer.

3. TERM

Employee's employment thereunder shall be for a term of one (1) year to commence on the date hereof. This Agreement may be extended for an additional three- (3) one-year terms after the initial term of one (1) year. The Employee/Employer must give a minimum of ninety (90) days prior written notice to the Employee/Employer that either party elects to have the Agreement terminate effective at the end of any term. If Employer violates a major provision of this Agreement, Employee may terminate this Agreement and receive an amount equal to the provisions under item 5 of this agreement titled "Termination without Cause".

4. TERMINATION FOR CAUSE

Not withstanding any other provision of this Agreement, Employee may be terminated on thirty (30) days notice without further benefits or compensation for any of the following reasons: a) misappropriation or embezzlement of any Employer property or funds; b) conviction of a felony, c) breach of any material provision of this agreement.

5. TERMINATION WITHOUT CAUSE

Termination without cause can only be affected by an action by the Board of Directors representing a majority of the members approving such termination. In the event of the termination without cause, the Employee will be paid one-year's severance pay of $148,200 plus regular company fringe benefits. Severance will be paid on the day of termination of $100,000 with the remainder of $48,200 to be paid within 45 days from the date of termination. In the case of a change of control/ownership (merger, acquisition, etc.) or a change to the current job responsibilities as Vice President, Treasurer & Mergers and Acquisitions severance pay of $148,200 will be paid upon the day of that change.

6. COMPENSATION

As full compensation for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

i) BASE SALARY. Employer during the term hereof shall pay Employee a base salary at the rate of one hundred forty eight thousand two hundred dollars per annum, payable no less frequently than in monthly installments.

ii) REIMBURSEMENT OF EXPENSES. Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder, including travel and entertainment, such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and vouchers for, such expenses.

iii) SALARY ADJUSTMENTS. Prior to the expiration of each contract year, the Board of Directors will review Employee's salary and benefits and if appropriate in its sole and absolute discretion will increase such salary and benefits for the next succeeding year.

iv) AUTOMOBILE ALLOWANCE. Employer shall provide Employee with an allowance of Five Hundred Dollars ($500) per month.

7. OPTIONS

Employee will receive 50,000 share stock options (subject to) approval of the Board of Directors. If there is a change of control, or sale of Able Telcom Holding than the 50,000 share options will vest immediately. Otherwise the 50,000 share options will vest after one year of employment.

8. FRINGE BENEFITS

During the term of this Agreement, Employer shall provide at its sole expense to the Employee, hospitalization, major medical, life insurance and other fringe benefits on the same terms and conditions as it shall afford other management employees.

9. UPON TERMINATION OF EMPLOYMENT

Subsequent to the termination of the employment of Employee, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers. Further, Employee will not solicit any of the employees of Employer to leave the Employer for a period of two (2) years following such termination. In addition, Employee agrees that all information received from principals and agents of Employer will be held in total confidence for a period of two (2) years following termination of employment.

10. INCAPACITY

In the event that Employee shall become incapacitated or unable to perform the duties of his employment hereunder for the balance of the current contractual Contract Period (hereinafter referred to as the "Disability Period"), the Employee nevertheless shall be entitled to full salary and other payments not including bonus or stock options, provided for hereunder during the Disability Period; provided, however, that any amount paid to the Employee under any Employer provided disability insurance will be subtracted from payments to be made to the Employee by the Employer. In the event that Employee is incapacitated for a period which exceeds the Disability Period, Employee shall not be entitled to receive the compensation and other payments provided for hereunder for any time after the end of the Disability Period. In no event shall the disability payment period exceed the period of this Contract. Employee shall be considered to be incapacitated when he is unable to perform normal duties required of him hereunder. Incapacity shall be determined by two (2) medical doctors assigned by Employer.

11. NOTICES

All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other such change of address in the manner herein provided. Employer, or its management, directors, representatives, employees or affiliates will not make any public announcements or any other information related to Employer, directly or indirectly, without the expressed written consent of Employee.

12. SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforce in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless no expressed herein.

13. ENTIRE AGREEMENT: MODIFICATION

All prior agreements (prior to October 1, 1998) with respect to the subject matter hereof between the parties are hereby canceled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

14. BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

15. NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

16. GOVERNING LAW

This Agreement shall be construed and governed by the laws of the State of Florida.

17. ARBITRATION

Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach thereof, shall be settled by arbitration before the American Arbitration Association, in Palm Beach County, Florida, before a panel of three arbitrators, in accordance with its rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

18. CONTRACT

This contract supersedes all previous contracts between Employee and Employer.

19. READINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have set their hands and seals this 1st day of October, 1998.


Witness:                      Employer: ABLE TELCOM HOLDING CORP.

By: /s/ [ILLEGIBLE]           By: /s/ FRAZIER GAINES
   ---------------------         ------------------------------
   [ILLEGIBLE]                   Frazier Gaines
                                 Chief Executive Officer and Director

Witness:                      Employee: Billy Ray

By: /s/ ELIZABETH TERRERO     By: /s/ BILLY RAY
   ----------------------        ------------------------------